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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.       )

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Filed by a party other than the Registrant ☐
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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
PDS GAMING CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PDS GAMING CORPORATION
6171 MCLEOD DRIVE
LAS VEGAS, NV 89120

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON DECEMBER 29, 2003

TO THE SHAREHOLDERS OF PDS GAMING CORPORATION:

        Please take notice that the annual meeting of shareholders of PDS Gaming Corporation (the "Company") will be held at the Alexis Park Hotel, 375 E. Harmon Avenue, Las Vegas, Nevada, on Monday, December 29, 2003, at 3:00 p.m. Pacific Standard Time, or at any adjournment or adjournments thereof, for the purpose of considering and taking appropriate action with respect to the following:

  1.
  To elect six directors for the ensuing year.

  2.
  To ratify the appointment of the firm of Piercy, Bowler, Taylor & Kern, Certified Public Accountants and Business Advisors, a Professional Corporation, as the independent accountants of the Company for the fiscal year ending December 31, 2003.

  3.
  To act upon any other business that may properly come before the meeting or any adjournments thereof.

        Only shareholders of record on November 26, 2003 will be entitled to notice of and to vote at the meeting or any adjournments thereof.

        Whether or not you plan to attend the meeting, please sign, date and return your proxy in the reply envelope provided to ensure the presence of a quorum. Your cooperation in promptly signing and returning your proxy will help avoid further solicitation expense. If you later desire to revoke your proxy, you may do so at any time before it is exercised.

By order of the Board of Directors,
PDS Gaming Corporation
SECRETARY

December 9, 2003

PROXY STATEMENT
OF
PDS GAMING CORPORATION
6171 MCLEOD DRIVE
LAS VEGAS, NV 89120

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON DECEMBER 29, 2003

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of PDS Gaming Corporation (the "Company") to be used at the Annual Meeting of Shareholders of the Company to be held December 29, 2003 (the "Meeting"). The approximate date upon which this Proxy Statement and the accompanying Proxy are expected to be first sent or given to shareholders is December 9, 2003. Each shareholder who signs and returns a Proxy in the form enclosed with this Proxy Statement may revoke the same at any time prior to its use by giving notice of such revocation to the Company in writing, in open meeting or by executing and delivering a new Proxy to the Secretary of the Company. Unless so revoked, the shares represented by each Proxy will be voted at the meeting and at any adjournments thereof. Presence at the meeting of a shareholder who has signed a Proxy does not alone revoke that Proxy.

        Only shareholders of record at the close of business on November 26, 2003 (the "Record Date") will be entitled to vote at the Meeting or any adjournments thereof. All shares which are entitled to vote and are represented at the Meeting by properly executed proxies received prior to or at the Meeting, and not revoked, will be voted at the Meeting in accordance with the instructions indicated on such proxies.

        The total number of votes cast by all shareholders either present at the Meeting or voting by proxy will determine whether an item of business is approved. A majority of the outstanding shares must be represented in person or by proxy in order to consider the items of business at the Meeting. Shares as to which the holder has abstained on any matter (or has withheld authority for a director) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the Meeting and, for purposes of determining the approval of each matter as to which the shareholder has abstained, as having not been voted in favor of such matter. If a broker submits a proxy that indicates the broker does not have discretionary authority as to certain shares to vote on one or more matters, those shares will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the Meeting, but will not be considered as present and entitled to vote with respect to such matters.

        A shareholder may revoke his or her proxy at any time before it is voted by written notice addressed to the Secretary of the Company at the offices of the Company, by filing another proxy bearing a later date with the Secretary or by appearing at the meeting and voting in person.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

        The Company's only outstanding class of voting securities is Common Stock, $0.01 par value, of which 3,806,222 shares were outstanding as of the close of business on the Record Date. Each share of Common Stock is entitled to one vote on all matters put to a vote of shareholders.

        The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of the Record Date by (i) each person known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding Common Stock, (ii) each director, (iii) each executive officer of the Company included in the Summary Compensation Table set forth under the caption "Executive Compensation" below and (iv) all executive officers and directors as a group.

        Unless otherwise indicated, each of the following persons has sole voting and investment power with respect to the shares of Common Stock set forth opposite their respective names:

Name	Number(4)	Percent of Class
Johan P. Finley(1)(2)	959,786	24.9%
Peter D. Cleary(1)	149,207	3.8%
Lona M.B. Finley(1)(3)	277,286	7.3%
Joel M. Koonce(1)	28,500	*
James L. Morrell(1)	25,000	*
Patrick R. Cruzen(1)	10,500	*
All officers and directors as a group (6 persons)	1,450,279	37.6%

*
Less than 1%

(1)
The address of such person is 6171 McLeod Drive, Las Vegas, NV 89120.

(2)
Includes 11,200 shares held as co-trustee for minor child also claimed by spouse as co-trustee. Mr. Finley disclaims beneficial ownership of the shares held by Lona M.B. Finley, his spouse.

(3)
Includes 49,000 shares held by Ms. Finley as custodian for her minor children and 11,200 shares held as co-trustee for minor child also claimed by spouse as co-trustee. Ms. Finley disclaims beneficial ownership of the shares held by Johan P. Finley, her spouse.

(4)
Includes shares of Common Stock issuable to the following persons upon exercise of options that are currently exercisable or that will become exercisable within 60 days of the date of this Proxy Statement: Johan P. Finley, 55,000 shares; Peter D. Cleary, 131,000 shares; Lona M.B. Finley, 9,000 shares; Joel M. Koonce, 25,000 shares; James L. Morrell, 25,000 shares; Patrick R. Cruzen, 10,500 shares; all executive officers and directors as a group, 255,500 shares.

ITEM 1: ELECTION OF DIRECTORS

        The number of directors currently serving on the Company's Board of Directors is six. Each director holds office until the next Annual Meeting of Shareholders or until his or her successor is elected and qualified. The Board of Directors has designated the incumbent directors, Johan P. Finley, Peter D. Cleary, Joel M. Koonce, James L. Morrell, Patrick R. Cruzen and Lona M.B. Finley, as nominees for reelection to the Board of Directors of the Company. Each of the nominees has consented to serve as director, if elected.

        Certain biographical information furnished by the Company's six incumbent directors, and the directors' respective terms of office, is presented below.

        JOHAN P. FINLEY, age 42, is the founder of the Company and has been its Chief Executive Officer and Chairman of the Board of Directors since the Company's inception in February 1988. He was President of the Company from its inception to July 1999. In addition, Mr. Finley was the President and Chief Executive Officer of RCM Inc. and Home Products, Inc. from 1991 to 1994.

        PETER D. CLEARY, age 45, has been a member of the Company's Board of Directors since January 1996 and has been President and Chief Operating Officer since July 1999, and Treasurer and Interim Chief Financial Officer since August 2002. He was Executive Vice President of the Company from November 1998 to July 1999. Prior to that, Mr. Cleary served as Vice President and Chief Financial Officer from September 1995 to November 1998. From 1980 to 1995, Mr. Cleary served in various positions with Coopers & Lybrand L.L.P. (now PricewaterhouseCoopers LLP), most recently as Audit Manager.

        JOEL M. KOONCE, age 65, has been a member of the Company's Board of Directors since April 1994. From 1986 to 1998, he served as Group Vice President and Chief Financial and

Administrative Officer of CENEX, Inc., a distributor of petroleum and agronomy products and other farm supplies located in St. Paul, Minnesota. Prior to joining CENEX, Mr. Koonce served in various management positions with Land O'Lakes, most recently as Vice President of Administration and Planning for Agricultural Services. Mr. Koonce served in various management positions for General Mills from 1965 to 1981. In addition, he served as a member of the Board of Directors of St. Paul Bank for Cooperatives from 1988 to 1998, including Chairman from 1997 to 1998. St. Paul Bank for Cooperatives made operating and capital loans to cooperatives throughout the United States.

        JAMES L. MORRELL, age 50, has been a member of the Company's Board of Directors since March 1996, and is an independent financial consultant. From 1986 to 1995, Mr. Morrell was employed by Dain Bosworth Inc., where he held a number of management positions, most recently Managing Director, Corporate Finance. During 1997, Mr. Morrell served as Interim Chief Financial Officer of Miller & Schroeder Financial, Inc., a company that has served as a lender to the Company. During 2001, Mr. Morrell served as President and Chief Financial Officer of The Marshall Group, a company that has provided investment banking services to the Company.

        PATRICK R. CRUZEN, age 56, has been a member of the Company's Board of Directors since June 2000. He is currently President of Cruzen & Associates, which offers a wide range of project-based services to the gaming industry. Mr. Cruzen was previously President and Chief Operating Officer of Grand Casinos from 1994 to 1996. From 1990 until 1994, Mr. Cruzen served as Senior Vice President of Finance/Administration of MGM Grand, Inc.

        LONA M.B. FINLEY, age 39, has been a member of Company's Board of Directors since May 1998, and has been an Executive Vice President since February 2001, Secretary since October 2002 and Chief Administrative Officer since July 1998. Ms. Finley has served in various other positions with the Company since 1988, and is the spouse of Johan P. Finley.

        On February 24, 2003, the Company announced that it had entered into a letter of intent (the "Letter of Intent") with respect to a proposal submitted by a management group consisting of Messrs. Finley and Cleary and Ms. Finley (collectively, the "Management Group"), to acquire all of the outstanding shares of the Company's common stock not already owned by the Management Group (the "Proposed Transaction"). The Company has extended the Letter of Intent until April 15, 2004. The Proposed Transaction is subject to, among other things, the execution of a definitive agreement, approval by the Special Committee of the Company's Board of Directors, approval by a majority of the Company's shares not owned by the Management Group, the procuring of all necessary consents of the Company's commercial lenders and the trustees under the indentures covering the Company's outstanding debt securities, the securing of required approvals from all gaming regulatory agencies, the obtaining of the necessary financing and the receipt by the Company of a favorable fairness opinion from an investment bank.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

        The Board of Directors has an Executive Committee, an Audit Committee, a Compensation Committee and a Special Committee.

        The Executive Committee, which currently consists of Johan P. Finley (Chairman), Peter D. Cleary and Lona M.B. Finley has been granted the authority by the Board of Directors to make all day-to-day decisions regarding the regular business of the Company. The Executive Committee held 17 meetings in 2002.

        The Audit Committee, which currently consists of Joel M. Koonce (Chairman), James L. Morrell and Patrick R. Cruzen, reviews and makes recommendations to the Board of Directors with respect to designated financial and accounting matters including the employment of the Company's independent accountants, the scope of the Company's annual audit, the fees to be paid to the Company's independent accountants, the approval of services provided by the Company's independent accountants and the Company's accounting practices. The Audit Committee held four meetings during 2002.

        The Compensation Committee, which currently consists of Patrick R. Cruzen (Chairman), Johan P. Finley and Joel M. Koonce, determines executive compensation of the Company's Executive Officers (as that term is described in the Company's bylaws), except for the Chief Executive Officer, and administers the provisions of the Company's 1993 and 2002 Stock Option Plans. The Compensation Committee held one meeting during 2002.

        The Special Committee of the Board of Directors, which currently consists of James L. Morrell (Chairman), Joel M. Koonce and Patrick R. Cruzen, was formed in January 2003 to evaluate, structure and negotiate the Proposed Transaction, referred to above.

        The Board of Directors has no standing nominations committee.

        During 2002, the Board of Directors held eight meetings. All incumbent directors attended 75% or more of those meetings of the Board and committees on which they were members that were held while they were serving on the Board or on such committees.

COMPENSATION OF DIRECTORS

        Each non-employee Board member receives an annual cash retainer of $10,000 and a fee of $1,750 for each in-person Board meeting attended and $875 for each telephone meeting. Upon election or appointment to the Board of Directors, each non-employee director is automatically granted a non-qualified option to purchase 10,000 shares of the Company's Common Stock at its fair market value on the date of grant. Mr. Koonce received an option to purchase 10,000 shares in April 1994 which have an exercise price of $5.00 per share. Mr. Morrell received an option to purchase 10,000 shares in March 1996 with an exercise price of $2.50 per share. In June 2000, upon election to the Board of Directors, Mr. Cruzen received an option to purchase 10,000 shares, which have an exercise price of $1.22 per share. These options each have a term of ten years and become exercisable as to 2,500 shares on the date of each Annual Meeting of Shareholders at which the director is re-elected or is serving an unexpired term.

        Beginning May 14, 1998, the Company implemented a policy to grant a non-qualified stock option to purchase 5,000 shares of the Company's Common Stock at its fair market value on the date of grant to each non-employee director on an annual basis. In May 1998, May 1999 and May 2000, Messrs. Morrell and Koonce each received an option to purchase 5,000 shares, which have an exercise price of $9.13, $2.94, and $1.34 per share, respectively. In May 2001 and May 2002, Messrs. Morrell, Koonce and Cruzen each received an option to purchase 5,000 shares, which have an exercise price of $3.85 and $1.75 per share, respectively. These options each have a term of ten years and become exercisable as to 1,000 shares on the date of each Annual Meeting of Shareholders at which the director is re-elected or is serving an unexpired term. The Company reimburses officers and directors for their authorized expenses.

PROXIES AND VOTING

        The affirmative vote of the holders of the greater of (a) a majority of the outstanding shares of Common Stock of the Company present and entitled to vote on the election of Directors or (b) a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum for transaction of business at the meeting, is required for election to the Board of the nominees named above.

        All shares represented by proxies will be voted for the election of the foregoing nominees unless a contrary choice is specified. If any nominee withdraws or otherwise becomes unavailable for any reason, the proxies that would otherwise have been voted for such nominee will be voted for such substitute nominee as may be selected by the Board of Directors.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES.

EXECUTIVE OFFICERS

        As of the Record Date, the Executive Officers of the Company are:

Name	Age	Title
Johan P. Finley	42	Chief Executive Officer and Chairman of the Board (1)
Peter D. Cleary	45	President, Chief Operating Officer, Treasurer and Interim Chief Financial Officer (2)
Lona M.B. Finley	39	Executive Vice President, Chief Administrative Officer and Secretary (3)

(1)
Mr. Finley is the founder of the Company and has been its Chief Executive Officer and Chairman of the Board of Directors since the Company's inception in February 1988. He was President of the Company from its inception to July 1999.

(2)
Mr. Cleary has been a member of the Company's Board of Directors since January 1996, and has been President and Chief Operating Officer of the Company since July 1999 and Treasurer and Interim Chief Financial Officer since August 2002. He was Executive Vice President of the Company from November 1998 to July 1999. Prior to that, Mr. Cleary served as Vice President and Chief Financial Officer from September 1995 to November 1998.

(3)
Ms. Finley has been a member of Company's Board of Directors since May 1998, and has been an Executive Vice President since February 2001, Secretary since October 2002 and Chief Administrative Officer since July 1998. Ms. Finley has served in various other positions with the Company since 1988, and is the spouse of Johan P. Finley.

        On February 24, 2003, the Company announced that it had entered into a letter of intent (the "Letter of Intent") with respect to a proposal submitted by a management group consisting of Messrs. Finley and Cleary and Ms. Finley (collectively, the "Management Group"), to acquire all of the outstanding shares of the Company's common stock not already owned by the Management Group (the "Proposed Transaction"). The Company has extended the Letter of Intent until April 15, 2004. The Proposed Transaction is subject to, among other things, the execution of a definitive agreement, approval by the Special Committee of the Company's Board of Directors, approval by a majority of the Company's shares not owned by the Management Group, the procuring of all necessary consents of the Company's commercial lenders and the trustees under the indentures covering the Company's outstanding debt securities, the securing of required approvals from all gaming regulatory agencies, the obtaining of the necessary financing and the receipt by the Company of a favorable fairness opinion from an investment bank.

EXECUTIVE COMPENSATION

        The following table sets forth certain information concerning the compensation of the Company's Chief Executive Officer and the other executive officers as of December 31, 2002 who received total salary and bonus in excess of $100,000 in 2002 (the "Named Executive Officers").

Long-Term Compensation
Annual Compensation
Name and Principal Position					Securities Underlying Options	All Other Compensation
	Year	Salary	Bonus
Johan P. Finley, Chief Executive Officer and Chairman of the Board	2002 2001 2000	$341,250 325,000 325,000	$	— 50,000 50,000	25,000 25,000 25,000	$25,740(1) 18,313(1) 8,642(1)
Peter D. Cleary, President, Chief Operating Officer, Treasurer and Interim Chief Financial Officer	2002 2001 2000	$210,000 195,000 140,000		— — —	10,000 — —	$5,500(2) 4,217(2) 3,964(2)

(1)
Consists of Company contributions to a 401(k) profit sharing plan in the amount of $5,500, $5,250 and $5,250 in 2002, 2001 and 2000, respectively, Company-paid life insurance premiums in the amount of $19,343, $12,000 and $2,092 in 2002, 2001 and 2000, respectively, and an automobile allowance of $897, $1,063 and $1,300 in 2002, 2001 and 2000, respectively.

(2)
Consists of Company contributions to a 401(k) profit sharing plan in the amount of $5,500, $4,217 and $3,964 in 2002, 2001 and 2000, respectively.

EMPLOYMENT AGREEMENTS

        The following information describes the employment agreements of the Named Executive Officers.

        In February 1998, the Company entered into a five-year employment agreement with Johan P. Finley. The agreement provides for a monthly salary of $27,083 that is subject to annual increases as recommended by the Compensation Committee and approved by the Board of Directors. In January 2002, Mr. Finley received a salary increase to $28,437 per month. Mr. Finley also receives a grant of 25,000 stock options each year during the term of the agreement, each of which vests over a five year period. The agreement provides for annual bonuses in increments of $50,000 if the Company meets certain earnings per share projections. The agreement provides that Mr. Finley is entitled to an automobile of his selection, a life insurance policy and certain other benefits that are generally available to salaried employees of the Company. The agreement also contains provisions regarding payments to be made to Mr. Finley in the event of a termination of his employment by the Company, change in control of the Company or a sale of the majority of the Company's assets or stock. Mr. Finley's employment contract was extended by vote of the Board of Directors in February 2003 for an additional two-year period, and included modifications to the change in control provisions included in the agreement. As modified, Mr. Finley is entitled to a reduced sale bonus of $250,000 in the event of the sale of a majority of the Company's assets or stock to a single purchaser or group of purchasers.

        In September 1995, the Company entered into an employment agreement with Peter D. Cleary that renewed automatically for a one-year term in September 2000. In January 2002, the Company renewed its employment agreement with Mr. Cleary. Under the terms of this one-year contract, Mr. Cleary receives a salary of $210,000 and a grant of 10,000 stock options in 2002 and is eligible to earn an annual cash and/or stock option bonus based on various factors and in the sole and absolute discretion of the Compensation Committee. Unless terminated by either party, the contract renews automatically each year.

        Each employment agreement is subject to earlier termination for cause or upon disability or death. In the event of termination for cause, each employment agreement provides for the payment of salary through the effective date of the termination. In the event of termination without cause, each employment agreement provides for the accelerated vesting of the employee's unvested options and the lump-sum payment by the Company of the employee's then current annual base salary. In the event of a change of control, each employment agreement permits the employee to either remain an employee of the Company or its successor or terminate the agreement such that the employee's unvested options become vested and the Company becomes obligated to provide the lump-sum payment of the employee's then current annual base salary. Mr. Finley has agreed not to compete with the Company following termination of employment for a period of two years. Mr. Cleary has agreed not to compete with the Company following termination of employment for a period of six months.

        The Company's executive officers have waived the stock option grants that would otherwise have been granted to each of them in February 2003 pursuant to their employment contracts.

STOCK OPTIONS

        In the event of dissolution, liquidation or a change in control of the Company (as described in the Company's stock option plans), all outstanding options under the Company's stock option plans will become exercisable in full and each optionee will have the right to exercise his or her options or to receive a cash payment in certain circumstances.

        The following table summarizes certain information concerning stock option grants made in 2002 to the Named Executive Officers. Shown are hypothetical gains that could be realized for the respective options, based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the options were granted over the term of the options. Any amount realized upon exercise of the options will depend upon the market price of the Company's Common Stock at the time the option is exercised relative to the exercise price of the option. There is no assurance that the amounts reflected in this table will be realized.

2002 STOCK OPTION GRANTS

						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Terms
			Percent of Total Options Granted to Employees in 2002
	Number of Shares Underlying Options Granted			Option Term
Name				Exercise or Base Price ($/Share)	Expiration Date
						5%	10%
Johan P. Finley	25,000	(1)	17.64%	$4.60	1/31/07	$32,000	$70,000
Peter D. Cleary	10,000	(2)	7.06%	3.78	3/01/12	24,000	60,000

(1)
Options become exercisable 20% per year over a four-year period beginning one year after the date of the grant. The last 20% becomes exercisable four and one-half years after the date of the grant.

(2)
Options become exercisable 20% per year over a five-year period beginning one year after the date of the grant.

2002 YEAR-END OPTION VALUE TABLE

        The following table sets forth the number and aggregate dollar value of all unexercised options held by the Named Executive Officers as of the end of 2002. Since the closing bid price of a share of the Company's common stock on December 31, 2002 was $1.12, there was no current value for the unexercised, in-the-money options held by the Named Executive Officers. There were no options exercised by the Named Executive Officers during 2002.

	Number of Shares Underlying Unexercised Options at December 31, 2002		Value of Unexercised In-the- Money Options at December 31, 2002
Name
	Exercisable	Nonexercisable	Exercisable	Nonexercisable
Johan P. Finley	51,000	70,000	$0	$0
Peter D. Cleary	111,000	43,000	0	0

Equity Compensation Plan Information

        With respect to the equity compensation plans, the Company has adopted the 1993 Stock Option Plan and the 2002 Stock Option Plan that are authorized to issue up to 1,600,000 shares and 800,000 shares, respectively, of the Company's Common Stock. The Company has not issued any stock options or other equity compensation other than through the 1993 Stock Option Plan, and has yet to issue any stock options or other equity compensation through the 2002 Stock Option Plan. The following table summarizes the Company's equity compensation plans, as of the end of 2002, that have been approved by shareholders and have not been approved by shareholders.

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by shareholders	735,000	$3.53	1,188,000
Equity compensation plans not approved by shareholders	0	0	0

	735,000	$3.53	1,188,000

REPORT OF THE COMPENSATION COMMITTEE

        The Compensation Committee (the "Committee") of the Board of Directors (the "Board") may exercise the full powers of the Board in all matters relating to the compensation of the Company's Executive Officers (as that term is described in the Company's bylaws) except for the Chief Executive Officer, and also oversees an incentive plan for certain key management personnel. The Board has the full power in all matters relating to the compensation of the Company's Chief Executive Officer. The Committee is composed of two non-employee directors and one employee director. The Board is composed of three non-employee directors and three employee directors.

        The following report describes the Company's Executive Officer compensation program and discusses the factors considered by the Committee in determining the compensation of the Company's Executive Officers for its 2002 fiscal year.

COMPENSATION PHILOSOPHY

        The goals for the executive compensation program are to:

  •
  Motivate executives to assist the Company in achieving superior levels of financial and stock performance by closely linking executive compensation to performance in those areas; and

  •
  Attract, retain and motivate executives by providing compensation and compensation opportunities that are comparable to those offered by other companies in the gaming and financial services industries.

ELEMENTS OF THE EXECUTIVE COMPENSATION PROGRAM

        The elements of the executive compensation program are designed to meet the Company's compensation philosophy. Currently, the Executive Compensation Program is comprised of annual cash compensation and longer-term stock compensation.

        Annual cash compensation consists of base salary and performance bonuses. For lower-level employees, salaries are set to be competitive for the industry or marketplace, as appropriate, and bonuses are designed to represent a relatively small percentage of annual cash compensation. For higher-level employees, base salaries are in the low to average range for the gaming and financial services industries and potential bonuses constitute a high percentage of annual cash compensation.

        The structure and earnings goals for the executive performance bonus program are reviewed and adjusted annually. Discretionary bonus awards for the Executive Officers are recommended by the Chief Executive Officer and are submitted to the Committee for approval. An Executive Officer's discretionary bonus is based upon the officer's duties and responsibilities, individual performance and future potential. Many of these assessments are subjective in nature and are made annually on a case-by-case basis.

        The Company has two stock option plans, the 1993 Stock Option Plan (the "1993 Plan") and the 2002 Stock Option Plan (the "2002 Plan"). The 1993 Plan, as amended, provided for the granting of options to purchase up to an aggregate of 1,600,000 shares of Common Stock to certain key employees, officers, directors and consultants of the Company. Although the 1993 Plan expired in April 2003, the options issued under the 1993 Plan shall continue to be exercisable until the relevant dates set forth in the individual stock option grants. The 2002 Plan was approved by the shareholders in May 2002 and currently provides for up to 800,000 shares of the Company's common stock to be issued thereunder. Options granted under the 1993 and 2003 Plans may be either options that qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended ("Incentive Options"), or those that do not qualify as Incentive Options ("Non-Statutory Options"). The 1993 and 2002 Plans are administered by the Board and the Committee, which determines the persons who are to receive Options, the terms and number of shares subject to each Option and whether the Option is an Incentive Option or a Non-Statutory Option.

        The Company awarded options to purchase a total of 126,700 shares in 2002 to employees, all of which vest over a period of five years. No stock options were awarded to employees during the period from January 1, 2003 through November 26, 2003.

        As of the Record Date, options to purchase 433,500 shares of Common Stock were outstanding, with exercise prices ranging from $1.20 per share to $9.13 per share, to 28 employees, 263,360 of which were exercisable. Future grants of options to executive officers and other employees under the 2002 Plan are not determinable.

CEO COMPENSATION

        In evaluating the compensation of Mr. Finley, the Board considered both qualitative and quantitative aspects of the Company's performance. Mr. Finley has served as the Company's Chief Executive Officer since its inception. Mr. Finley's base compensation was established after considering comparable data in the gaming and financial services industries, as well as the ongoing reliance by the Company on the substantial sales efforts of Mr. Finley. The Board negotiated an employment agreement in February 1998 for Mr. Finley which was extended in 2003 and which is described in "Executive Compensation—Employment Agreements" above.

        During 2002, the Company did not meet the performance objectives spelled out in Mr. Finley's employment agreement, and a bonus was not paid in 2003 to Mr. Finley, accordingly. Additionally, the Board determined to increase Mr. Finley's annual base compensation by 5%, or $16,250, to $341,250 per year effective January 1, 2002.

COMPENSATION COMMITTEE Patrick R. Cruzen, Chairman Johan P. Finley Joel M. Koonce

COMPARATIVE STOCK PERFORMANCE

        The following graph is a comparison as of December 31, 2002 of cumulative total return on investment among the Company, the NASDAQ Composite Index (the "NASDAQ Index") and an index of peer companies that the Company believes are comparable to the Company in terms of their lines of business (the "Peer Group Index"):

*
$100 invested on 12/31/97 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.

**
Peer Group Index is comprised of the following companies:

Company	Ticker Symbol
Mikohn Gaming Corp	MIKN
Paul Son Gaming Corp	PSON
Shuffle Master Inc	SHFL

        The following company, included in the prior year's Peer Group, ceased doing business as a public company in 2002, and is therefore no longer included in the peer group:

PLM International Inc	PLM

ITEM 2: APPOINTMENT OF INDEPENDENT ACCOUNTANTS

        At the meeting, a vote will be taken on a proposal to ratify the appointment of Piercy, Bowler, Taylor & Kern, Certified Public Accountants and Business Advisors, a Professional Corporation ("PBTK"), by the Board of Directors to act as independent accountants of the Company for the fiscal year ending December 31, 2003. PBTK are independent accountants and auditors who have audited the consolidated financial statements of the Company and its subsidiaries beginning with the calendar year ended December 31, 1999.

        Representatives of PBTK will attend the shareholder meeting. They will have the opportunity to make a statement if they desire to do so, and will be available to answer appropriate questions that may be asked by shareholders.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF PIERCY, BOWLER, TAYLOR & KERN AS INDEPENDENT ACCOUNTANTS.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee is comprised of three members of the Board of Directors and operates under a written charter adopted by the Board. A copy of the charter of the Audit Committee was filed as a part of the Company's proxy statement for its 2001 annual meeting of shareholders. The Board of Directors has reviewed The NASDAQ Stock Market rules and has determined that all members of the Audit Committee are independent as defined under NASDAQ's rules. The Audit Committee hereby reports as follows:

1.
The Audit Committee has reviewed and discussed the audited financial statements with the Company's management.

2.
The Audit Committee has discussed with PBTK, the Company's independent accountants, among other things, the matters required to be discussed by Statement of Accounting Standards No. 61 (Communication with Audit Committees).

3.
The Audit Committee has received the written disclosures and the representations from PBTK required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and have discussed with PBTK their independence.

4.
Based on the review and discussion of the above information, the Audit Committee recommended to the Board of Directors of the Company, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE Joel M. Koonce, Chairman James L. Morrell Patrick R. Cruzen

AUDIT FEES

        For the fiscal years ended December 31, 2002 and 2001, fees for services provided by PBTK were as follows:

	2002	2001
Audit fees	$80,840	$75,975
Audit-related fees (i)	22,771	57,821
Tax fees (ii)	52,338	44,168
All other fees (iii)	1,391	17,550

	$157,340	$195,514

(i)
Quarterly reviews of Forms 10-Q and miscellaneous technical consultations.

(ii)
Preparation of federal and state income tax returns, including research of tax issues.

(iii)
Miscellaneous, non-recurring engagements.

        The Audit Committee has considered the effect of non-audit services provided by PBTK on PBTK's independence, and does not believe that such independence has been impaired or otherwise compromised.

OTHER MATTERS

        As of this date, the Board of Directors does not know of any business to be brought before the meeting other than as specified above. However, if any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their judgment on such matters.

COMPLIANCE WITH SECTION 16(a) OF
THE SECURITIES EXCHANGE ACT OF 1934

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and persons who beneficially own more than ten percent of a registered class of the Company's equity securities ("ten-percent owners") to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and monthly reports of changes in ownership of a registered class of the Company's equity securities. Directors, executive officers and ten-percent owners are also required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

        Peter D. Cleary made a purchase of 1,863 shares of stock through the Company's Employee Stock Purchase Plan on October 14, 2002 that should have been reported to the SEC within two business days. Through an inadvertent oversight, this purchase was not reported until February 2003. To the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 2002, all other Section 16(a) filing requirements applicable to its directors, executive officers and ten-percent owners were made on a timely basis.

DEADLINE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

        Proposals of shareholders intended to be presented at the next annual meeting of shareholders must be received by the Secretary of the Company, PDS Gaming Corporation, 6171 McLeod Drive, Las Vegas, NV 89120, no later than January 31, 2004, for inclusion in the Proxy Statement for such annual meeting. Management may use discretionary authority to vote against any shareholder proposal presented at the next annual meeting if: (1) such proposal has been properly omitted from the Company's proxy materials under federal securities law; or (2) notice of such proposal was not submitted to the Secretary of the Company at the address indicated on the cover of this proxy statement by December 31, 2003 or does not otherwise comply with requirements in the Company's bylaws; or (3) the proponent has not solicited proxies in compliance with federal securities law for the holders of at least the percentage of the Company's voting shares required to carry the proposal.

SOLICITATION OF PROXIES

        The Company will bear the cost of preparing, assembling and mailing the Proxy Statement, Annual Report and other materials which may be sent to the shareholders in connection with this solicitation. Brokerage houses and other custodians, nominees and fiduciaries may be requested to forward soliciting material to the beneficial owners of stock, in which case they will be reimbursed by the Company for their expenses in doing so. Proxies are being solicited primarily by mail, but, in addition, officers and regular employees of the Company may solicit proxies personally, by telephone, by facsimile or by special letter.

        The Board of Directors does not intend to present to the meeting any other matter not referred to above and does not presently know of any matters that may be presented to the meeting by others. However, if other matters come before the meeting, it is the intent of the persons named in the enclosed Proxy to vote the Proxy in accordance with their best judgment.

Lona M.B. Finley SECRETARY

PDS GAMING CORPORATION 6171 MCLEOD DRIVE, LAS VEGAS, NV 89120	PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned appoints Johan P. Finley and Lona M.B. Finley, and each of them, with power to act without the other and with all the right of substitution in each, the proxies of the undersigned to vote all shares of PDS Gaming Corporation (the "Company") held by the undersigned on November 26, 2003, at the Annual Meeting of Shareholders of the Company, to be held on Monday December 29, 2003 at 3:00 p.m. Pacific Standard Time, at the Alexis Park Hotel, 375 East Harmon Avenue, Las Vegas, Nevada, and all adjournments thereof, with all powers the undersigned would possess if present in person. All previous proxies given with respect to the meeting are revoked.

Receipt of Notice of Annual Meeting of Shareholders and Proxy Statement is acknowledged by your execution of this proxy. Complete, sign, date and return this proxy in the addressed envelope—no postage required. Please mail promptly to save further solicitation expenses.

See reverse for voting instructions

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

1.
Election of  01 Johan P. Finley  02 Peter D. Cleary  03 James L. Morrell
directors:  04 Lona M.B. Finley  05 Joel M. Koonce  06 Patrick R. Cruzen

☐	Vote FOR all nominees	☐	Vote WITHHELD from all nominees

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE, WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)

2.
Ratification of the appointment of Piercy, Bowler, Taylor & Kern, Certified Public Accountants and Business Advisors, a Professional Corporation, as independent accountants for 2003.

        ☐  For              ☐  Against              ☐  Abstain

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS PROVIDED BY THE UNDERSIGNED SHAREHOLDER, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES FOR DIRECTOR NAMED IN ITEM 1, "FOR" THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS NAMED IN ITEM 2 AND FOR ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF. UPON ALL OTHER MATTERS, THE PROXIES SHALL VOTE AS THEY DEEM IN THE BEST INTERESTS OF THE COMPANY.

Address Change? Mark Box ☐

Indicate changes below:

Date

Signature(s) in Box

PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR ON PROXY. IF HELD IN JOINT TENANCY, ALL PERSONS MUST SIGN. TRUSTEES, ADMINISTRATORS, ETC., SHOULD INCLUDE TITLE AND AUTHORITY. CORPORATIONS SHOULD PROVIDE FULL NAME OR CORPORATION AND TITLE OF AUTHORIZED OFFICER SIGNING THE PROXY.

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VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
ITEM 1: ELECTION OF DIRECTORS
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
2002 STOCK OPTION GRANTS
2002 YEAR-END OPTION VALUE TABLE
REPORT OF THE COMPENSATION COMMITTEE
COMPARATIVE STOCK PERFORMANCE
ITEM 2: APPOINTMENT OF INDEPENDENT ACCOUNTANTS
REPORT OF THE AUDIT COMMITTEE
AUDIT FEES
OTHER MATTERS
COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934
DEADLINE FOR SUBMISSION OF SHAREHOLDER PROPOSALS
SOLICITATION OF PROXIES
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.